As filed with the Securities and Exchange Commission on July 27,
                              1998.

                                       Registration No. 333-31447

             U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                      ______________________

            POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ______________________

                        TECO ENERGY, INC.
      (Exact name of registrant as specified in its charter)

            Florida                          59-2052286
         (State or other                       (I.R.S. Employer
          jurisdiction                       Identification Number)
        of incorporation or
            organization)

 702 North Franklin Street, Tampa, Florida 33602  (813) 228-4111
  (Address, including zip code, and telephone number, including area code, of registrant s principal executive offices)
                          ______________________

                      ROGER H. KESSEL, ESQ.
             Senior Vice President -- General Counsel
                        TECO Energy, Inc.
                    702 North Franklin Street
                       Tampa, Florida 33602
                          (813) 228-4111
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         with copies to:

                   DAVID R. POKROSS, JR., ESQ.
                        Palmer & Dodge LLP
                        One Beacon Street
                   Boston, Massachusetts 02108
                          (617) 573-0100
                      ______________________







     The Registration Statement on Form S-3 (Registration No. 333-31447) registered 844,431 shares (the Shares ) of Common Stock, $1.00 par value per share, of TECO Energy, Inc. held by certain shareholders (the Selling Shareholders ) named in the Registration Statement. Of the 844,431 Shares, the Selling Shareholders or their donees have sold 636,018; the remaining 208,413 are now eligible for sale pursuant to Rule 144. Accordingly, the offering pursuant to the Prospectus which forms a part of the Registration Statement has been terminated. This Post-Effective Amendment is filed to deregister the 208,413 unsold Shares.





                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on July 27, 1998.



                              TECO ENERGY, INC.


                              By:  /s/ Gordon L. Gillette
                                   Gordon L. Gillette
                             Vice President -- Finance and
                                   Chief Financial
                                       Officer


































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